UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

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XOMA CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 9, 2015, XOMA Corporation (the “Company”) amended the terms of the Loan Agreement, by and between the Company and Les Laboratoires Servier and Institut de Recherches Servier (jointly referred to as “Servier”), initially entered into on December 30, 2010 and subsequently amended by a Consent, Transfer, Assumption and Amendment Agreement entered into as of August 12, 2013 (the “Loan Agreement”).

On January 9, 2015, the Company and Servier, entered into an amendment no. 2 to the Loan Agreement, (the “Loan Amendment”) which provides for a deferral of the repayment to Servier, the Company’s partner for the development and commercialization of its lead asset gevokizumab, of the €15.0 million in principal previously due in January 2016. The Loan Amendment modifies the maturity date of the loan to January 15, 2018 (unless matures earlier subject to certain conditions) from January 15, 2016 and also provides that principal shall be repaid as follows: €3.0 million to be repaid on January 15, 2016, €5.0 million to be repaid on January 15, 2017 and €7.0 million to be repaid on January 15, 2018. All other terms of the Loan Agreement remain unchanged, including the interest rate calculation , EURIBOR + 2%, and the formula for resetting the interest rate on the 15th of January and July every six months. If the interest rate was reset on January 8, 2015, the rate would be 2.17%.

In addition, the Company amended the terms of the Amended and Restated Collaboration Agreement, by and between the Company and Servier, initially entered into on February 14, 2012 and later amended by an Amendment No. 1 thereto (the “Collaboration Agreement”). On January 9, 2015, the Company and Servier, entered into an Amendment No. 2 to the Collaboration Agreement (the “Collaboration Amendment”). Under the Collaboration Agreement the Company was eligible to receive up to approximately €356 million in the aggregate in milestone payments, most of which were denominated in Euros, if the Company re-acquires cardiovascular and/or diabetes rights for use in the United States, and approximately €634 million in aggregate milestone payments if the Company does not re-acquire those rights. Under the Collaboration Amendment, the Company would be eligible to receive up to €341 million in the aggregate in milestone payments in the event the Company re-acquires the cardiovascular and/or diabetes rights for use in the United States and approximately €619 million if the Company does not re-acquire those rights. The milestone reductions are related to a very low prevalence indication of which Servier would not have pursued development had these payments been required. All other terms of the Collaboration Agreement remain unchanged.

The descriptions of the Loan Amendment and the Collaboration Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Amendment and the Collaboration Amendment, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance, Chief Financial Officer and Secretary